EXHIBIT 21

SUBSIDIARIES AND ASSOCIATED TRADE NAMES

	COMPANY NAME	JURISDICTION OF INCORPORATION
1.	A. T. Massey Coal Company, Inc. a) d/b/a Massey Coal Export Company	Virginia
2.	Alex Energy, Inc. (5) a) d/b/a Edwight Mining Company b) d/b/a Intrepid Mining Company c) d/b/a North Surface Mine d) d/b/a Superior Surface Mine	West Virginia
3.	Aracoma Coal Company, Inc. (2)	West Virginia
4.	Bandmill Coal Corporation (2)	West Virginia
5.	Bandytown Coal Company (7)	West Virginia
6.	Barnabus Land Company (8)	West Virginia
7.	Belfry Coal Corporation (13)	West Virginia
8.	Ben Creek Coal Company (8)	West Virginia
9.	Big Bear Mining Company (2) a) d/b/a Lynco Mining Company	West Virginia
10.	Big Sandy Venture Capital Corp. (14)	West Virginia
11.	Black King Mine Development Co. (2)	West Virginia
12.	Blue Ridge Venture Capital Corp. (15)	West Virginia
13.	Boone East Development Co. (6)	West Virginia
14.	Boone Energy Company (2)	West Virginia
15.	Boone West Development Co. (6)	West Virginia
16.	Central Penn Energy Company, Inc. (6)	Pennsylvania
17.	Central West Virginia Energy Company (6)	West Virginia
18.	Ceres Land Company (6)	West Virginia
19.	Clear Fork Coal Company (7)	West Virginia
20.	Coal Handling Solutions, LLC (3)(18) (<100%)	Delaware
21.	CoalSolv, LLC (25) (<100%)	Virginia
22.	Covington Handling, LLC (27) (<100%)	Delaware
23	Crystal Fuels Company (12)	West Virginia
24.	Dehue Coal Company (7)	West Virginia
25.	Delbarton Mining Company (2)	West Virginia
26.	Demeter Land Company (6)	West Virginia
27.	Douglas Pocahontas Coal Corporation (6)	West Virginia
28.	DRIH Corporation (4)	Delaware
29.	Duchess Coal Company (7)	West Virginia
30.	Duncan Fork Coal Company (7)	Pennsylvania
31.	Eagle Energy, Inc. (7)	West Virginia
32.	Elk Run Coal Company, Inc. (1) a) d/b/a Black Castle Mining Company b) d/b/a Homer III Processing Company c) d/b/a Republic Energy	West Virginia
33.	Energy Technologies, Inc. (27) (<100%)	Tennessee
34.	Feats Venture Capital Corp. (8)	West Virginia
35.	Goals Coal Company (9)	West Virginia
36.	Gray Hawk Insurance Company (1)	Kentucky
37.	Green Valley Coal Company (2) a) d/b/a PP&M Company	West Virginia
38.	Greyeagle Coal Company (4)	Kentucky
39.	Haden Farms, Inc. (6)	Virginia
40.	Hanna Land Company, LLC (10)(1)	Kentucky
41.	Hazy Ridge Coal Company (2)	West Virginia
42.	Highland Mining Company (2)	West Virginia
43.	Hopkins Creek Coal Company (7)	Kentucky
44.	Independence Coal Company, Inc. (2) a) d/b/a Anna Branch Mining Company b) d/b/a Endurance Mining Company c) d/b/a Progress Coal Company	West Virginia
45.	Jacks Branch Coal Company (8)	West Virginia
46.	Joboner Coal Company (2)	Kentucky
47.	Kanawha Energy Company (2)	West Virginia
48.	Kingsport Handling LLC (26) (<100%)	Delaware
49.	Kingsport Services LLC (21) (<100%)	Delaware
50.	Knox Creek Coal Corporation (3)	Virginia
51.	Lauren Land Company (6)	Kentucky
52.	Laxare, Inc. (16)	West Virginia
53.	Logan County Mine Services, Inc. (4)	West Virginia
54.	Long Fork Coal Company (1)	Kentucky
55.	Lynn Branch Coal Company, Inc. (8)	West Virginia
56.	M & B Coal Company (28)(11)	West Virginia
57.	Majestic Mining, Inc. (17)	Texas
58.	Marfork Coal Company, Inc. (2) a) d/b/a Mining Support Group b) d/b/a Processing Maintenance Group	West Virginia
59.	Martin County Coal Corporation (1) a) d/b/a Coal Handling Facility, Inc. b) d/b/a The Lynnbark Land Company c) d/b/a M T R Mining Company	Kentucky
60.	Massey Coal Sales Company, Inc. (1) a) d/b/a Massey Industrial Sales Company b) d/b/a Massey Metallurgical Coal, Inc. c) d/b/a Massey Utility Sales Company	Virginia
61.	Massey Coal Services, Inc. (6) a) d/b/a New River Well Services	West Virginia
62.	Massey Gas & Oil Company (6)	Louisiana
63.	Massey Technology Investments, Inc. (6)	Virginia
64.	Maysville Handling, LLC (27)	Delaware
65.	Mountaineer Capital, L.P. (2) (<100%)	West Virginia
66.	Mountaineer Capital II, LP (2) (<100%)	West Virginia
67.	New Market Land Company (6)	West Virginia
68.	New Ridge Mining Company (4) d/b/a Coalgood Energy Company	Kentucky
69.	New River Energy Corporation (6)	West Virginia
70.	NICCO Corporation (19)	West Virginia
71.	Nicholas Energy Company (2)	West Virginia
72.	Omar Mining Company (2)	West Virginia
73.	Peerless Eagle Coal Co. (2)	West Virginia
74.	Performance Coal Company (2) a) d/b/a Upper Big Branch Mining Company	West Virginia
75.	Peter Cave Mining Company (8)	Kentucky
76.	Pilgrim Mining Company, Inc. (3)	Kentucky
77.	Power Mountain Coal Company (5)	West Virginia
78.	Raven Resources, Inc. (16)	Florida
79.
Rawl Sales & Processing, Co.(2)
a) d/b/a Allburn Coal Company
b) d/b/a Big Bottom Coal Company
c) d/b/a Blackberry Creek Coal Company
d) d/b/a Bluesprings Coal Company
e) d/b/a Lobata Coal Company
f) d/b/a Magnolia Coal Company
g) d/b/a Maxann Coal Corp.
h) d/b/a P. M. Charles Coal Co.
i) d/b/a Pikco Mining Company
j) d/b/a Pond Creek Mining Co.
k) d/b/a Rocky Hollow Coal Co.
l) d/b/a Sprouse Creek Processing Company
m) d/b/a Sycamore Mining Co.
n) d/b/a Tall Timber Coal Company
West Virginia
80.	Rawl Sales Venture Capital Corp.(2)(8)	West Virginia
81.
Road Fork Development Company, Inc. (2)
a) d/b/a Burnwell Energy Company
b) d/b/a Calloway Mining Company
c) d/b/a Extra Energy Company
d) d/b/a Pegs Branch Mining Company
e) d/b/a Resource Energy Company
f) d/b/a Sheep Fork Mining Company
Kentucky
82.	Robinson-Phillips Coal Company (7) a) d/b/a Simron Fuel. Co. b) d/b/a Winston Coal Company	West Virginia
83.	Rockridge Coal Company (8)	West Virginia
84.	Rum Creek Coal Sales, Inc. (8)	West Virginia
85.	Russell Fork Coal Company (7)	West Virginia
86.	SC Coal Corporation (6)	Delaware
87.	Scarlet Development Company (6)	Pennsylvania
88.	Shannon-Pocahontas Coal Corporation (7)	West Virginia
89.	Shannon-Pocahontas Mining Company (23)(24)	West Virginia
90.	Shenandoah Capital Management Corp. (20)	West Virginia
91.
Sidney Coal Company, Inc. (1)
a) d/b/a Atlas Processing Company
b) d/b/a Clean Energy Mining Company
c) d/b/a Freedom Energy Mining Company
d) d/b/a Ora Mae Coal Company
e) d/b/a Pegs Branch Energy Mine
f) d/b/a Rockhouse Energy Mining Company
g) d/b/a Solid Energy Mining Company
Kentucky
92.
 Spartan Mining Company (2)
 a) d/b/a Big M Transport
 b) d/b/a Black Knight Mining Company
 c) d/b/a Diamond Energy Mining Company
 d) d/b/a Guyandotte Energy
 e) d/b/a Mammoth Coal Company
 f) d/b/a Mass Transport Company
 g) d/b/a Poca 3
 h) d/b/a Spring Branch Mining Company
 i) d/b/a Trace Transport Company
 j) d/b/a Trail Mining Company
 k) d/b/a Victory Energy Mining Company
 l) d/b/a Victory Processing Company
West Virginia
93.	St. Alban’s Capital Management Corp. (8)	West Virginia
94.	Stirrat Coal Company (2)	West Virginia
95.	Stone Mining Company (7)	Kentucky
96.	Support Mining Company (2) a) d/b/a Inman Coal	West Virginia
97.	Sycamore Fuels, Inc. (8)	West Virginia
98.	Talon Loadout Company (2)	West Virginia
99.	T.C.H. Coal Co. (7)	Kentucky
100.	Tennessee Consolidated Coal Company (3)	Tennessee
101.	Tennessee Energy Corp. (3)	Tennessee
102.	Thunder Mining Company (2)	West Virginia
103.	Town Creek Coal Company (7)	West Virginia
104.	Trace Creek Coal Company (7)	Pennsylvania
105.	Tucson Limited Liability Company (1)	West Virginia
106.	Vantage Mining Company (22)	Kentucky
107.	White Buck Coal Company (4) a) d/b/a Coal Mining Support Company	West Virginia
108.	Williams Mountain Coal Company (7) a) d/b/a Naoma Coal Company	West Virginia
109.	Wyomac Coal Company, Inc. (7) a) d/b/a Piney Creek Coal Company	West Virginia

(1)	Owned by A.T. Massey Coal Company, Inc.
(2)	Owned by Elk Run Coal Company, Inc.
(3)	Owned by Martin County Coal Corporation
(4)	Owned by Sidney Coal Company, Inc.
(5)	Owned by Nicholas Energy Company
(6)	Owned by Massey Coal Sales Company, Inc.
(7)	Owned by Long Fork Coal Company
(8)	Owned by Rawl Sales & Processing Co.
(9)	Owned by Performance Coal Company
(10)	Owned by Alex Energy, Inc.
(11)	Owned by Wyomac Coal Company, Inc.
(12)	Owned by Sycamore Fuels, Inc.
(13)	Owned by Knox Creek Coal Corporation
(14)	Owned by Green Valley Coal Company
(15)	Owned by Eagle Energy, Inc.
(16)	Owned by Boone East Development Co.
(17)	Owned by NICCO Corporation
(18)	Owned by Road Fork Development Company, Inc.
(19)	Owned by Peerless Eagle Coal Co.
(20)	Owned by Independence Coal Company, Inc.
(21)	Owned by Tennessee Consolidated Coal Co.
(22)	Owned by Rum Creek Coal Sales, Inc.
(23)	Owned by Shannon-Pocahontas Coal Corporation
(24)	Owned by Omar Mining Company
(25)	Owned by Massey Technology Investments, Inc.
(26)	Owned by Tennessee Energy Corp.
(27)	Owned by Coal Handling Solutions, LLC
(28)	Owned by Town Creek Coal Company